UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 10, 2012

INFORMATION ARCHITECTS CORPORATION

NORTH CAROLINA	0-22325	87-0399301
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

7625 Chapelhill Drive

ORLANDO, FLORIDA 32819

(954) 358-7099

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors has appointed Peter M. Burgess (Burgess) as a Director and Chief Executive Officer of our Company (“IACH or “Company”) effective January 5, 2012.

Mr. Burgess does not have any family relationships with any director, executive officer, or any persons nominated or chosen by IACH to become a director or executive officer. Mr. Burgess is engaged in providing services and other affiliated relationships with “Wasp” (described below” which also involves The Pan American Fund, LLC, discussed below.

Mr. Burgess has been, since approximately January 2010, the Chairman, Executive Vice President, Chief Operating Officer, and a Fund Manager of Wellesley Asset Secured Portfolio, or “WASP,” which is a real estate Investment Fund formed to acquire distressed Bank Notes/Mortgages, among other things, with the view to restructuring them and selling them into the secondary market realizing an immediate arbitrage. Wellesley was the Managing Member of The Pan American Fund (Pan Am) prior to the tranaction in which IACH acquired Wellesley’s interest in Pan Am, previously described in our filings.

As Chief Operating Officer, Burgess is responsible for  day-to-day operations of the Fund and his positions, otherwise, with Wasp, allow for the typical managerial functions expected from officers with such titles.

From early 2005 until approximately January of 2010, Mr. Burgess was the Managing Member of Skyline Capital, LLC, Coral Gables, Florida, a firm that was  specializing in origination and structuring of Commercial Mortgages for private clients. As Managing Member, he was involved in client relations, operational guidelines, and short and long term planning.

From early 2005, until approximately December, 2009, Mr. Burgess was Chairman of Gateway Mortgage Bankers, Coral Gables, Florida, a firm that  was a residential mortgage lender  concentrated on the South Florida market, originating and closing over $60,000,000 in loans annually, unaudited and estimated.

Mr. Burgess, age 61, is an experienced management service provider  skilled in many aspects of real estate investment, development, construction, sales and marketing, property management and commercial mortgages. Additionally, he has a material  knowledge of accounting and transaction structuring.

In over thirty years of real estate development, he has been involved in closing over $100,000,000 of construction loans and the completion of thousands of residential rental units in California, Texas, Colorado and Florida.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

January 10, 2012

INFORMATION ARCHITECTS CORPORATION BY: /S/ Roland Breton —————————————— Roland Breton President

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